UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

GREENHUNTER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2013, the Company held a special meeting of stockholders. All proposals presented at the meeting were approved. The voting results for the three proposals presented at this special meeting were as follows:

•	To amend the Company’s certificate of incorporation to change the name of the Company to GreenHunter Resources, Inc.

30,639,576 shares voted in favor of the above proposal,

45,933 shares voted against the above proposal,

265,917 shares abstained from voting;

•	to ratify the Company’s 2013 Long-Term Incentive Compensation Plan.

20,480,901 shares voted in favor of the above-described proposal,

3,529,594 shares voted against the above-described proposal,

18,024 shares abstained from voting,

7,151,119 shares represented broker non-votes;

•

to amend the Company’s certificate of designations for the 10% Series C Cumulative Preferred Stock to increase the authorized number of shares to be issued by the Company from 2,000,000 to 8,000,000 and to ratify the preferred shareholders approval of a prior amendment and restatement of the certificate of designations.

23,082,637 shares voted in favor of the above-described proposal,

933,924 common shares voted against the above-described proposal,

15,159 common shares abstained from voting,

7,147,918 shares represented broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.

Date: May 13, 2013	By:	/s/ Morgan F. Johnston
Morgan F. Johnston
Sr. VP, General Counsel and Secretary